Exhibit 10.19

Amendment to Business Development Agreement made this 5th day of September 2007 (the “Amendment”), between First Capital Business Development, LLC, a Colorado limited liability company, located at 16293 East Dorado Place, Centennial, CO 80015 (“FCBD”) and IPtimize, Inc., a Minnesota corporation located at 2135 S. Cherry Street, Suite 200, Denver, Colorado 80222 (“IPtimize”). FCBD and IPtimize are sometimes individually referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties are the parties to a Business Development Agreement dated March 9, 2007 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to include the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals, and the other good and valuable consideration hereinafter set forth, the receipt and adequacy of which are hereby acknowledged and accepted, the Parties agree as follows:

1. Amendment to Section 4 of the Agreement. Sections 4A and 4B of the Agreement are hereby amended to read in their entirety as follows:

“4. Compensation.

A. Contract Fee. IPtimize shall pay to FCBD a monthly contract fee of $5,000 (the “Contract Fee”). The Contract Fee shall be payable on the first of each month commencing on March 1, 2007, and continuing to be paid monthly through the end of the Term. Notwithstanding the foregoing, Contract Fee payments shall be accrued until the closing of IPtimize’s presently proposed round of acquisition financing in the sum of $4,000,000 (the “Financing Closing”) whereupon they shall be paid to date;

B. Restructuring Advisory Fee. IPtimize shall pay to FCBD cash advisory fees related to the planning, research, analysis, preparation and presentation to Candidates of restructuring actions which IPtimize, at its election may pursue (the “Advisory Fees”). The Advisory Fees shall be payable as follows: (i) $30,000 payable on or before May 1, 2007, and (ii) $120,000 payable on or before July 15, 2007. Notwithstanding the foregoing, Advisory Fee payments shall be accrued until the Financing Closing whereupon they shall be paid in full.”

2. Confirmation of the Agreement. Except as herein modified, the Parties hereby reconfirm the validity and enforceability of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first above written.

First Capital Business Development, LLC		IPtimize, Inc.

BY:	/s/ Gary J. Graham	By:	/s/ Clinton J. Wilson
	Gary J. Graham, Manager		Clinton J. Wilson, President